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                                                                     Exhibit 3.1

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02105-1512

                        RESTATED ARTICLES OF ORGANIZATION
           (General Laws Chapter 156D, Section 10.07; 950 CMR 113.35)

(1)  Exact name of corporation: MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(2)  Registered office address: 160 SECOND STREET, CAMBRIDGE, MASSACHUSETTS
                                02142

(3)  Date adopted: APRIL 18, 2006

(4)  Approved by:

     (check appropriate box)

     [ ] the directors without shareholder approval and shareholder approval was not required;

     OR

     [X] the board of directors and the shareholders in the manner required by G.L. Chapter 156D and the corporation's articles of organization.

(5) The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section 2.62 except that the supplemental information provided for in Article VIII is not required:

                                    ARTICLE I

The exact name of the Corporation is Molecular Insight Pharmaceuticals, Inc.

                                   ARTICLE II

The Corporation may engage in any lawful business.

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                                   ARTICLE III

The total number of shares of each class of stock that the Corporation is authorized to issue is:

    Without Par Value                         With Par Value
-----------------------   ------------------------------------------------------
Type   Number of Shares            Type            Number of Shares   Par Value
----   ----------------   ----------------------   ----------------   ---------
                          Common                      100,000,000        $.01
                          Series A Preferred              150,000        $.01
                          Series B Preferred               61,000        $.01
                          Series C Preferred              148,515        $.01
                          Undesignated Preferred       15,000,000        $.01

                                   ARTICLE IV

     Upon the filing of these Restated Articles of Organization (the "Restated Articles") with the Secretary of State of the Commonwealth of Massachusetts without affecting the par value and without regard to the date on which any shareholder of the Corporation shall surrender the certificates representing such shares of capital stock owned by such shareholder, there shall be a reclassification and 1-for-6 reverse stock split of the issued and outstanding shares of Common Stock of the Corporation (the "Stock Split"), such that immediately upon such filing every six shares of Common Stock of the Corporation issued and outstanding immediately prior to such filing shall be converted and reclassified into and exchanged for one share of the Common Stock of the Corporation. After giving affect to the Stock Split, the total number of shares of all classes of stock which the Corporation shall have authority to issue shall be as set forth in the table above. No fractional shares of Common Stock shall be issued upon the Stock Split. A cash payment for each such fractional share determined by multiplying such fractional share by $2.25, will be made with respect to any fraction of a share which would otherwise be issued upon the Stock Split.

     If more than one class or series of shares is authorized, the preferences, limitations and relative rights of each class are as follows:

            I. DESCRIPTION OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
             SERIES A CONVERTIBLE PREFERRED STOCK OF THE CORPORATION

     1. Designation. A total of 150,000 shares of the Corporation's capital stock, shall be designated as the Series A Convertible Preferred Stock $.01 par value per share (the "Series A Preferred Stock").

     2. Voting.


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          2A. General. Except as may be otherwise provided in these terms of the
Series A Preferred Stock or by law, the Series A Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the shareholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the largest number of whole shares of Common Stock into which each share of Series A Preferred
Stock is then convertible.

          2B. Special Voting Rights. Notwithstanding the provisions of Section 2A above, at any time when at least 50% of the authorized shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles, and in addition to any other vote required by law, without the approval of the holders of at least 50% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

               (i) Effect any liquidation, dissolution or winding up, or any recapitalization or consolidation or merger or any other transaction or series of transactions after which the beneficial owners of the Corporation's outstanding capital stock immediately prior to such transactions cease to own at least a majority of the voting power of the outstanding capital stock of the Corporation;

               (ii) Declare any dividend upon its common stock, par value $.01 per share ("Common Stock") or redeem, retire or otherwise acquire for value any of its Common Stock now or hereafter outstanding, except that nothing herein shall prevent the Corporation from repurchasing any stock of a Director, Officer, employee or consultant subject to a stock restriction agreement, stock repurchase agreement or stock option plan or agreement, under which the Corporation has the right or obligation to repurchase such shares upon termination of employment or the consulting arrangement, or other similar discontinuation of relationship;

               (iii) Amend, alter or repeal its Restated Articles or Bylaws in any manner that adversely affects the rights, preferences or privileges of the holders of the Series A Preferred Stock;

               (iv) Engage in a new line of business other than one related to those presently engaged in by the Corporation;

               (v) Authorize or issue additional securities of the Corporation allocated to existing stock option and incentive plans if such authorization or issuance will cause the aggregate shares for issuance thereunder to exceed 20% of the Corporation's capital stock on a fully diluted basis (assuming conversion of all preferred stock to common stock);

               (vi) Acquire or invest (or engage in a related series of acquisitions or investments) in another business entity in excess of $1,000,000;


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               (vii) Engage in any transactions with an Officer, Director or shareholder of the Corporation other than on an arm's length basis; or

               (viii) Grant any rights ("Registration Rights") to any person or entity to demand that the Corporation register its capital stock with the United States Securities and Exchange Commission or any other securities regulator, except registration rights granted to subsequent purchasers of a class or series of the Corporation's capital stock having rights equal or subordinate to the registration rights of holders of the Series A Preferred, Series B Preferred Stock and Series C Preferred Stock hereunder.

     3. Dividends.

          3A. Computation of Amount. Each holder of Series A Preferred Stock, in preference and priority to the holders of Common Stock and all other classes of capital stock of the Corporation other than Series B Preferred Stock and Series C Preferred Stock, shall be entitled to receive, with respect to each share of Series A Preferred Stock then outstanding and held by such holder, dividends at the rate of $1.40 per share (the "Series A Dividends"). The Series A Dividends shall accrue quarterly on the last day of each quarter in which such share of Series A Preferred Stock was outstanding. If such Series A Dividends with respect to any previous or current dividend period shall have not been paid, or declared and a sum sufficient for the payment thereof set apart, the Series A Dividends shall automatically accrue and thereafter be fully paid before any dividend or other distribution shall be paid, or declared and set apart, with respect to any shares of Common Stock or any other class of capital stock of the Corporation that is junior to the Series A Preferred Stock with respect to payment of dividends or similar distributions. Upon the occurrence of a Liquidation Event (as defined below) or upon a mandatory conversion of the Series A Preferred Stock pursuant to Section 5L below, accrued Series A Dividends, at the option of each holder of Series A Preferred Stock, may be payable in shares of the Corporation's Common Stock at the then-current Conversion Price (as defined below) of the Series A Preferred Stock.

          3B. Restrictions on Dividends. At any time when shares of the Series A Preferred Stock are outstanding, no dividend shall be paid or declared on any Common Stock or any other class or series of the Corporation's equity securities that are junior to the Series A Preferred Stock with respect to the payment of dividends.

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, on a pari passu basis with any payment on liquidation to be made to the holders of Series B Preferred Stock. The holders of Series A Preferred Stock shall be entitled to be paid as follows:

          (1) Unless paid in shares of Common Stock pursuant to Section 3A above, all accrued and unpaid dividends on the Series A Preferred Stock; and


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          (2) An amount equal to the greater of:

               (a) $70 per share of the Series A Preferred Stock (the "Series A Purchase Price") plus a 30% compounded annual return on the Series A Purchase Price (inclusive of all dividends required by Section 3 above), less any dividends actually paid to the holders of Series A Preferred Stock or converted into Common Stock; or

               (b) such amount per share of Series A Preferred Stock as would have been payable had each such share been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

     If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment in full to the holders of both the Series A Preferred Stock and Series B Preferred Stock of the amount they otherwise would be entitled (on a pari passu basis), then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock based upon the aggregate number of shares of each series of Preferred Stock held by each shareholder of the Corporation.

          Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Preferred Stock and Series B Preferred Stock shall have been paid in full the liquidation payment to which they are entitled, the remaining net assets of the Corporation available for distribution, if any, shall be distributed, ratably among the holders of the Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payment to which the holders of the Series A Preferred Stock are entitled and the place where said liquidation payment shall be payable shall be delivered in person, mailed by certified mail, return receipt requested, or sent by telecopier or telex, not less than 15 days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction) and in which the holders of a majority of the Corporation's outstanding voting securities immediately prior to the consummation of such transaction cease to hold a majority of the voting securities of the surviving entity, and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this
Section 4 (each, a "Liquidation Event").

     5. Conversions. The holders of shares of Series A Preferred Stock shall have the following conversion rights:


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          5A. Right to Convert. Subject to the terms and conditions of this
Section 5, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any Liquidation Event the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred Stock) as follows: shares of Series A Preferred Stock shall convert into such number of fully paid and non assessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by the Series A Purchase Price and (ii) dividing the result by the conversion price of $2.10 (after giving affect to the Stock Split) per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 5A and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          5C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share,


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shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the greater of (i) the current fair market price of such fractional share as determined in good faith by the Board of Directors of the Corporation or (ii) such fraction multiplied by the then effective Series A Conversion Price.

          5D. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          5E. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          5F. Adjustment for Merger or Reorganization, etc. In case of (i) any consolidation or merger of the Corporation with or into another corporation in which the holders of a majority of the corporation's outstanding voting securities immediately prior to the consummation of such transaction cease to hold a majority of the voting securities of the surviving corporation, or (ii) the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Convertible Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this
Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly


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as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.

          5G. Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

          5H. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non assessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action, which results in any adjustment of the Series A Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Restated Articles.

          5I. No Reissuance of Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          5J. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

          5K. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which


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interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          5L. Mandatory Conversion. If (i) at any time the Corporation shall effect an public offering of shares of Common Stock underwritten by an investment bank of national standing at a public offering price per share (prior to any underwriting commissions and expenses) that is at least 200% of the Series A Conversion Price then in effect in an offering that results in gross proceeds to the Corporation of at least $15 million (a "Qualified Public Offering"), (ii) at any time the Corporation shall effect a sale of all or substantially all of the issued and outstanding shares of Common Stock for a price which is at least 200% of the Series A Conversion Price then in effect, or
(iii) the holders of at least a majority of the Series A Preferred Stock shall vote or consent to the conversion of all outstanding shares of Series A Preferred Stock (each, a "Mandatory Conversion Event"), then effective upon the closing of the Mandatory Conversion Event or upon the record date established in such vote or consent, as the case may be, all outstanding shares of Series A Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section 5 and the number of authorized shares of Preferred Stock shall automatically be reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under the caption "Series A Preferred Stock," and all references to the Series A Preferred Stock, shall be deleted and of no further force or effect. Holders of shares of Series A Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to Section 5C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof. On the date of mandatory conversion as described herein, all rights with respect to the Series A Preferred Stock so converted (other than rights as a holder of Common Stock) will terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. Series A Preferred Stock which has been converted hereunder may not be reissued, and the Corporation may take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

     6. Optional Redemption.

          6A. Election. At the written election of any holder of Series A Preferred Stock made not less than 30 days prior to each of the 5th, 6th and 7th anniversaries of the date that the Series A Preferred Stock is first issued, the Corporation shall redeem from such holder, (i) on the 5th anniversary, up to thirty-three and one-third percent (33 1/3%) of the shares of Series A Preferred Stock then held by such holder, (ii) on the 6th anniversary, up to thirty-three and one-


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third percent (33 1/3%) of the shares of Series A Preferred Stock then held by such holder, plus the number of shares of Series A Preferred Stock that such holder chose not to, but could have redeemed on the 5th anniversary of the date that the Series A Preferred Stock was first issued, and (iii) up to one hundred (100%) of the shares of Series A Preferred Stock then held by such holder. The optional redemption rights of the holders of the Series A Preferred Stock hereunder shall terminate, if not otherwise exercised, on such 8th anniversary date.

          6B. Redemption Price. The redemption price for each share of Series A Preferred Stock redeemed pursuant to this Section 6 shall be the Series A Purchase Price plus all dividends declared but unpaid on, and any and all other amounts owing with respect to, such share on the redemption date (the "Series A Redemption Price").

          If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on a redemption date (as determined in good faith by the Corporation's board of Directors) are insufficient to redeem the total number of shares of Series A Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

          6C. Equitable Adjustment. The Series A Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock.

          6D. Redemption Notice. Each holder that elects to have the Corporation redeem a certain number of shares of Series A Preferred Stock held by him or it, shall deliver a written notice to the Corporation to such effect no less than 30 days prior to the applicable Series A Redemption Date indicating the number of shares of Series A Preferred Stock that such holder wishes to have redeemed (each, a "Redemption Notice"). At least 15 days prior to each Series A Redemption Date written notice shall be mailed, first-class postage pre-paid, to each holder of record (at the close of business on the business day next proceeding the date on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Series A Redemption Date, the Series A Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation in the manner and at the place designated, his or its certificate or certificates representing the shares to be so redeemed. Except as provided in Section 6E, on or after the Series A Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered


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certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          6E. Effective Redemption. From and after the Series A Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Series A Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.


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           II. DESCRIPTION OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
             SERIES B CONVERTIBLE PREFERRED STOCK OF THE CORPORATION

     1. Designation. A total of 61,000 shares of the Corporation's capital stock are designated as the Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock").

     2. Voting.

          2A. General. Except as may be otherwise provided in the Corporation's Restated Articles or the Corporation's Bylaws, the Series B Preferred Stock of the Corporation (the "Series B Preferred Stock") shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the shareholders of the Corporation. Each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the largest number of whole shares of Common Stock into which each share of Series B Preferred Stock is then convertible.

          2B. Special Voting Rights. Notwithstanding the provisions of Section 2A above, at any time when at least 50% of the authorized shares of Series B Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Articles, and in addition to any other vote required by law, without the approval of the holders of at least 50% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

               (i) Effect any liquidation, dissolution or winding up, or any recapitalization or consolidation or merger or any other transaction or series of transactions after which the beneficial owners of the Corporation's outstanding capital stock immediately prior to such transactions cease to own at least a majority of the voting power of the outstanding capital stock of the Corporation;

               (ii) Declare any dividend upon its common stock, par value $.01 per share ("Common Stock") or redeem, retire or otherwise acquire for value any of its Common Stock or any stock junior to Series B Preferred Stock now or hereafter outstanding, except that nothing herein shall prevent the Corporation from repurchasing any stock of a Director, Officer, employee or consultant subject to a stock restriction agreement, stock repurchase agreement or stock option plan or agreement, under which the Corporation has the right or obligation to repurchase such shares upon termination of employment or the consulting arrangement, or other similar discontinuation of relationship;

               (iii) Amend, alter or repeal its Restated Articles or Bylaws in any manner that adversely affects the rights, preferences or privileges of the holders of the Series B Preferred Stock.

               (iv) Engage in a new line of business other than one related to those presently engaged in by the Corporation;

               (v) Authorize or issue additional securities of the Corporation allocated to existing stock option and incentive plans if such authorization or issuance will cause the aggregate shares for issuance thereunder to exceed 20% of the Corporation's capital stock on a fully diluted basis (assuming conversion of all preferred stock to common stock);

               (vi) Acquire or invest (or engage in a related series of acquisitions or investments) in another business entity in excess of $1,000,000;

               (vii) Engage in any transactions with an Officer, Director or shareholder of the Corporation other than on an arm's length basis; or

               (viii) Grant any rights ("Registration Rights") to any person or entity to demand that the Corporation register its capital stock with the United States Securities and Exchange Commission or any other securities regulator, except registration rights granted to subsequent purchasers of a class or series of the Corporation's capital stock having rights equal or subordinate to the rights granted to the holders of Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock hereunder.

     3. Dividends.

          3A. Computation of Amount. Each holder of Series B Preferred Stock, in preference and priority to the holders of Series A Preferred Stock and the Common Stock, shall be entitled to receive, with respect to each share of Series B Preferred Stock then outstanding and held by such holder, dividends at the rate of $1.65 per share (the "Series B Dividends"). The Series B Dividends shall accrue quarterly on the last day of each quarter in which such share of Series B Preferred Stock was outstanding. If such Series B Dividends with respect to any previous or current dividend period shall have not been paid, or declared and a sum sufficient for the payment thereof set apart, the Series B Dividends shall automatically accrue and thereafter be fully paid before any dividend or other distribution shall be paid, or declared and set apart, with respect to any shares of Series A Preferred Stock, Common Stock or any other class of capital stock of the Corporation that is junior to the Series B Preferred Stock with respect to payment of dividends or similar distributions. No dividends shall be declared or paid on the Series A Preferred Stock or the Common Stock unless and until all Series B Dividends have been declared and paid in full or a sum sufficient for such payments set apart. All amounts stated herein are subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification or similar event involving the Series B Preferred Stock.

     Upon the occurrence of a Liquidation Event (as defined below) or upon the mandatory conversion of Series B Preferred Stock pursuant to Section 5A below, accrued Series B Dividends, at the option of each holder of Series B Preferred Stock, may be payable in shares of the Corporation's Common Stock at the then Conversion Price (as defined below) of the Series B Preferred Stock.

          3B. Restrictions on Dividends. At any time when shares of the Series B Preferred Stock are outstanding, no dividend shall be paid or declared on any Common Stock or any other class or series of the Corporation's equity securities that are junior to the Series B Preferred Stock with respect to the payment of dividends.

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Preferred Stock, to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes whether such assets are capital, surplus or earnings. Unless paid in shares of Common Stock pursuant to Section 3A above, the holders of Series B Preferred Stock shall be entitled to be paid an amount equal to $132 per share of the Series B Preferred Stock (the "Series B Purchase Price") plus all accrued and unpaid dividends on the Series B Preferred Stock held by such holder.

          If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit payment in full to the holders of both the Series A Preferred Stock and Series B Preferred Stock of the amount they otherwise would be entitled (on a pari passu basis), then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock based upon the aggregate number of shares of each series of Preferred Stock held by each shareholder of the Corporation.

          Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Preferred Stock and Series B Preferred Stock shall have been paid in full the liquidation payment to which they are entitled, the remaining net assets of the Corporation available for distribution, if any, shall be distributed, ratably among the holders of the Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payment to which the holders of the Series B Preferred Stock are entitled and the place where said liquidation payment shall be payable shall be delivered in person, mailed by certified mail, return receipt requested, or sent by telecopier or telex, not less than 15 days prior to the payment date stated therein, to the holders of record of Series B Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction) and in which the holders of a majority of the Corporation's outstanding voting securities immediately prior to the consummation of such transaction cease to hold a majority of the voting securities of the surviving entity, and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets in one or more related transactions, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 4 (each, a "Liquidation Event").

     5. Conversion.

          5A. Mandatory Conversion of Series B Preferred Stock. If (i) at any time the Corporation shall determine to effect a public offering of shares of its Common Stock underwritten by an investment bank of national standing pursuant to the filing of a registration statement on Form S-1 or its equivalent with the Securities and Exchange Commission which results in aggregate gross proceeds to the Corporation and/or its shareholders of $10,000,000 or more, or
(ii) at any time the Corporation shall determine, by the vote or written consent of its shareholders, to effect the sale of all or substantially all of its capital stock to a third party, or (iii) at any time that the Corporation shall determine, by the vote or written consent of its shareholders, to effect the merger or consolidation of the Corporation with a third party pursuant to which the Corporation is not the surviving entity or a majority of the shareholders of the Corporation prior to such transaction are not the majority of the shareholders of the Corporation after such transaction (each, a "Mandatory Conversion Event"), then the Corporation shall give written notice of such Mandatory Conversion Event to each holder of Series B Preferred Stock, at such holder's last address of record with the Corporation, at least ten (10) days prior to the consummation of such Mandatory Conversion Event, which notice shall state the anticipated date of consummation of such Mandatory Conversion Event and other pertinent details of the transaction and delivery of certificates for conversion hereunder. Effective immediately prior to the consummation of such Mandatory Conversion Event, all outstanding shares of Series B Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in
Section 5D and the number of authorized shares of Series B Preferred Stock shall automatically be reduced by the number of shares of Series B Preferred Stock that had been designated as Series B Preferred Stock, and all provisions included under the caption "Series B Preferred Stock," and all references to the Series B Preferred Stock, shall be deleted and of no further force or effect.

          5B. Right to Convert. Subject to the terms and conditions of this
Section 5, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock (except that upon any Liquidation Event the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred Stock) into such number of fully paid and non assessable shares of Common Stock as is obtained pursuant to Section 5D below. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted pursuant to this Section 5.

          5C. Issuance of Certificates or Consideration upon Conversion. Holders of shares of Series B Preferred Stock so converted shall deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to
Section 5D, or, if a Mandatory Conversion Event pursuant to clauses (ii) or
(iii) in Section 5A above, shall deliver to such holder the consideration issuable to such holder, as a holder of Common Stock, upon consummation of such Mandatory Conversion Event. Until such time as a holder of shares of Series B Preferred Stock shall surrender his or its certificates therefor as provided above such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof, or if a Mandatory Conversion Event pursuant to clauses (ii) or (iii) in Section 5A above, the right to receive the consideration payable with respect to such shares of Common Stock. On the date of the Mandatory Conversion Event, all rights with respect to the Series B Preferred Stock so converted (other than rights as a holder of Common Stock) will terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon.

          5D. Conversion Formula. Subject to the terms and conditions of this
Section 5, the shares of Series B Preferred Stock shall convert into such number of fully paid and non-assessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Preferred Stock so to be converted by the Series B Purchase Price and (ii) dividing the result by the conversion price of $3.96 per share (after giving effect for the Stock Split) or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price").

          5E. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of any shares of Series B Preferred Stock into Common Stock. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 5A or Section 5B exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5E, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series B Preferred Stock for conversion an amount in cash equal to the greater of (i) the current fair market price of such fractional share as determined in good faith by the Board of Directors of the Corporation or (ii) such fraction multiplied by the then effective Series B Conversion Price.

          5F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          5G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          5H. Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such series of Series B Preferred Stock.

          5I. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock.

          5J. No Reissuance of Preferred Stock. Shares of Series B Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

     6. Optional Redemption.

          6A. Series B Election. At the written election of any holder of Series B Preferred Stock made no later than 5:00 p.m. (Eastern time) on the date of the consummation of a Qualified Financing (as defined below), which notice shall be given in accordance with Section 6D below, the Corporation shall redeem from such holder, (i) on third business day after the date such Qualified Financing is consummated, up to thirty-three and one-third percent (33 1/3%) of the shares of Series B Preferred Stock then held by such holder, (ii) on the 1st anniversary of the date such Qualified Financing is consummated, up to thirty-three and one-third percent (33 1/3%) of the shares of Series B Preferred Stock then held by such holder plus the number of shares of Series B Preferred Stock that such holder chose not to, but could have, redeemed on the date the Qualified Financing was consummated, and (iii) on the 2nd anniversary of the date such Qualified Financing is consummated, up to one hundred percent (100%) of the shares of the Series B Preferred Stock then held by such holder. The optional redemption rights of the holders of the Series B Preferred Stock hereunder shall terminate if written notice of exercise is not given on or prior to 5:00 p.m. (Eastern time) on the date the Qualified Financing is consummated. For purposes of this Section 6, a "Qualified Financing" shall mean, at any time after the date hereof, the issuance and sale of capital stock of the Corporation (but excluding (i) the issuance and sale of up to 148,515 shares of Series C Preferred Stock, (ii) the issuance and sale of up to 61,000 shares of Series B Preferred Stock, and (iii) the issuance of shares of Common Stock pursuant to the Corporation's existing stock option plans, or the issuance of shares of Common Stock pursuant to existing options, warrants or other contractual rights) in a single transaction or a series of related transactions pursuant to which the Corporation receives aggregate gross proceeds of $10,000,000 or more.

          6B. Redemption Price. The redemption price for each share of Series B Preferred Stock redeemed pursuant to this Section 6 shall be the Series B Purchase Price plus all dividends declared but unpaid on, and any and all other amounts owing with respect to, such share on the redemption date (the "Series B Redemption Price").

          If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on a redemption date (as determined in good faith by the Corporation's Board of Directors) are insufficient to redeem the total number of shares of Series B Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

          6C. Equitable Adjustment. The Series B Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series B Preferred Stock.

          6D. Series B Redemption Notice. At least 10 days prior to the consummation of a Qualified Financing, written notice shall be mailed by the Corporation, first-class postage pre-paid, to each holder of record (at the close of business on the business day next proceeding the date on which notice is given) of the Series B Preferred Stock, at the address last shown on the records of the Corporation for such holder, notifying such holder of the impending Qualified Financing and specifying the date such Qualified Financing shall be consummated. The

Corporation shall also endeavor to send such written notice to each holder of Series B Preferred Stock by facsimile to the extent that such facsimile information is available to the Corporation. Each holder that elects to have the Corporation redeem a certain number of shares of Series B Preferred Stock held by him or it, shall deliver a written notice to the Corporation as soon as practicable but no later than 5:00 p.m. on the date of consummation of such Qualified Financing, which notice shall indicate the number of shares of Series B Preferred Stock that such holder wishes to have redeemed (a "Series B Redemption Notice"). Except as provided in Section 6E, on or after the Series B Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

          6E. Effect on Redemption. From and after the Series B Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the Series B Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

           III. DESCRIPTION OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK OF THE CORPORATION

     1. Certain Definitions. As used herein, the following terms shall have the following meanings:

          (a) "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          (b) "Board of Directors" shall mean the Board of Directors of the Corporation.

          (c) "Business Day" shall mean a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

          (d) "Cerberus" means Cerberus Capital Management, L.P., for itself and/or one or more of its Affiliates and/or accounts managed by Cerberus Capital Management, L.P., including, without limitation, Cerberus Partners, L.P.

          (e) "Co-Lead Investors" means Cerberus Partners, L.P. and MedCap Partners, L.P.

          (f) "Common Stock" means common stock, par value $0.01 per share, of the Corporation.

          (g) "Corporation" means Molecular Insight Pharmaceuticals, Inc.

          (h) "Corporation Securities" shall have the meaning ascribed to it in
Section 8(a) below.

          (i) "Exempt Issuances" shall have the meaning ascribed to it in
Section 8(c) below.

          (j) "Exercise Notice" shall have the meaning ascribed to it in Section 8(b) below.

          (k) "Fair Market Value" shall mean, (i) with respect to any listed security, its Market Price, and (ii) with respect to any property or assets other than cash or listed securities, the fair value thereof determined in good faith by the Board of Directors and the Requisite Holders. Notwithstanding the foregoing, if the determination of fair value cannot be made by the Board of Directors and the Requisite Holders in accordance with clause (ii) above within ten (10) days, then within five (5) days after request by the Company or Cerberus, each of the Board of

Directors and Cerberus shall select a nationally recognized independent investment banking firm, which investment banking firms, within five (5) days of being so selected, shall mutually select a third nationally recognized independent investment banking firm, which third investment banking firm, within fifteen (15) days of being so selected, shall make such determination. The determination of fair value by the third investment banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of each of the investment banking firms referenced above.

          (l) "Initial Issue Date" shall mean the date that shares of Series C Convertible Preferred Stock are first issued by the Corporation.

          (m) "Liquidation Event" shall mean: (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary; (ii) a consolidation or merger of the Corporation with or into any other corporation or corporations or other reorganization or similar transaction which results in the shareholders of the Corporation immediately before such transaction owning less than fifty percent (50%) of the outstanding capital stock of the surviving entity; (iii) a sale, lease, transfer, exclusive license, exchange or other disposition of all or substantially all of the assets of the Corporation; (iv) the issuance and/or sale by the Corporation in one or a series of related transactions of shares of Common Stock (or securities convertible or exchangeable into or exercisable for shares of Common Stock) constituting a majority of the shares of Common Stock outstanding immediately following such issuance (treating all securities convertible or exchangeable into or exercisable for shares of Common Stock as having been fully converted, exchanged and exercised, without regard to any exercise, conversion or exchange limitations therein); (v) any other form of acquisition or business combination where the Corporation is the target of such acquisition and where a change in control occurs such that the Person seeking to acquire the Corporation has the power to elect a majority of the Board of Directors as a result of the transaction; (vi) the consummation of any public offering of shares of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (vii) any other liquidity events that the Requisite Holders and the Board of Directors mutually agree shall constitute a Liquidation Event; provided, however, that none of the following shall constitute a Liquidation Event: (i) a Qualified Public Offering; or (ii) the issuance of (a) up to an aggregate of 148,515 shares of Series C Convertible Preferred Stock during the period beginning on the Initial Issue Date and ending 61 calendar days thereafter or (b) Common Stock upon conversion of the Series C Convertible Preferred Stock or as dividends on such Series C Convertible Preferred Stock or (c) Common Stock upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock or as dividends on such Series A Convertible Preferred Stock or Series B Convertible Preferred Stock.

          (n) "Market Price", as of a particular date (the "Valuation Date"), shall mean the following with respect to any class of listed securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the average of the closing sale price of one share of such security on such exchange on the ten (10) trading days prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in The

Nasdaq Stock Market, Inc. ("Nasdaq"), the Market Price shall be the average of the closing sale price of one share of such security on Nasdaq on the ten (10) trading days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the ten (10) trading days prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded;
(C) if such security is then included in the Over-the-Counter Bulletin Board of Directors, the Market Price shall be the average of the closing sale price of one share of such security on the Over-the-Counter Bulletin Board of Directors on the ten (10) trading days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board of Directors as of the end of the ten (10) trading days prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten
(10) trading sessions during which such security has traded; or (D) if such security is then included in the "pink sheets," the Market Price shall be the average of the closing sale price of one share of such security on the "pink sheets" on the ten (10) trading days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of the ten (10) trading days prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.

          (o) "New Issuance" shall have the meaning ascribed to it in Section 8(a) below.

          (p) "Offer Notice" shall have the meaning ascribed to it in Section 8(a) below.

          (q) "Person" shall mean any individual, partnership, Corporation, limited liability Corporation, joint venture, association, joint-stock Corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          (r) "Qualified Public Offering" shall mean the closing of a firm commitment underwritten public offering of shares of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-1 or its equivalent, in which the Common Stock is offered and sold to the public at an initial public offering price equal to at least $5.00 per share, with aggregate gross proceeds to the Corporation of not less than $30,000,000.

          (s) "Removal Event" shall mean the soonest to occur of: (i) the adoption of a resolution by the Board of Directors, acting at a duly called meeting and/or by written consent, taking any action to pursue consideration of any merger, consolidation, sale, lease or exchange of substantially all of its assets, sale or exchange of its capital stock, or any other similar business transaction involving the Corporation; (ii) June 30, 2007; and (iii) a Qualified Public Offering.

          (t) "Requisite Holders" shall mean Cerberus and (i) holders of at least a majority of the Common Stock then issued and outstanding but not registered, which were issued upon conversion of the Series C Convertible Preferred Stock, or (ii) holders of at least a majority of the Common Stock issuable upon conversion of the then issued and outstanding shares of Series C Convertible Preferred Stock.

          (u) "Series C Convertible Preferred Stock" means Series C Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

          (v) "Series C Director" shall have the meaning ascribed to it in
Section 5(c) below.

          (w) "Series C Stated Value" shall mean, with respect to each share of Series C Convertible Preferred Stock, Two Hundred Two Dollars ($202.00), which Series C Stated Value shall be subject to appropriate adjustment pursuant to this Section 1(w) from time to time in the event of any stock dividend, stock split, reverse stock split, reclassification, stock combination or other recapitalization affecting the Series C Convertible Preferred Stock.

          (x) "Transaction Documents" means the Investor Rights Agreement, the Stock Purchase Agreement, and those other documents entered into by and among the Corporation, the Co-Lead Investors and the other investors signatory thereto, all dated as of March 29, 2005, in connection with the sale and issuance of the Series C Convertible Preferred Stock.

     2. Designation; Preference and Ranking. The Series C Convertible Preferred Stock shall consist of ONE HUNDRED FORTY-EIGHT THOUSAND FIVE HUNDRED FIFTEEN (148,515) shares. The preferences of each share of Series C Convertible Preferred Stock with respect to dividend payments and distributions of the Corporation's assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series C Convertible Preferred Stock from time to time outstanding in every respect. Notwithstanding the terms and conditions of any series of Preferred Stock now or hereafter existing providing that the Series C Convertible Preferred Stock shall rank junior, pari passu or senior thereto, the Series C Convertible Preferred Stock shall rank senior to all other now or hereafter existing series of Preferred Stock and senior to the Common Stock as to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     3. Dividend Rights. (a) Each holder of Series C Convertible Preferred Stock, in preference and priority to the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and all other series of Preferred Stock, Common Stock and other classes of capital stock of the Corporation, shall be entitled to receive, with respect to each share of Series C Convertible Preferred Stock then outstanding and held by such holder of Series C Convertible Preferred Stock, dividends at the rate of five percent (5%) per annum (based on a 365 day year) of the Series C Stated Value (the "Series C Preferred Dividends"). The Series C Preferred Dividends shall accrue on a daily basis commencing on the date on which such share of Series C Preferred Stock was issued until the last day of the calendar month immediately preceding the month in which these Restated Articles was first filed with the Secretary of State for the Commonwealth of Massachusetts. Commencing with the calendar month in which these

Restated Articles was first filed, the Series C Preferred Dividends shall accrue on a monthly basis on the last day of each calendar month in which such share of Series C Preferred Stock is outstanding. The Series C Preferred Dividends shall be cumulative, whether or not earned or declared, and shall compound on the first day of each calendar quarter while any of the Series C Convertible Preferred Stock is outstanding. Series C Preferred Dividends shall be payable to each holder of Series C Convertible Preferred Stock when declared by the Board of Directors, upon a Liquidation Event and upon conversion of the Series C Convertible Preferred Stock by the holder thereof, and shall be paid out of legally available funds or, at the holder's election, through the issuance of such number of additional shares of Common Stock (rounded down to the nearest whole share with any fractional shares being issued in cash in an amount equal to the Series C Stated Value of such fractional share of Series C Convertible Preferred Stock) determined by dividing the amount of the total accrued but unpaid Series C Preferred Dividends then outstanding on such holder's shares of the Series C Convertible Preferred Stock by the lesser of (i) the Series C Conversion Price then in effect and (ii) the Fair Market Value of the Common Stock. A holder may elect to receive shares of Common Stock in lieu of cash under the immediately preceding sentence by giving written notice thereof to the Corporation at any time prior to the applicable payment date.

          (b) As long as any Series C Convertible Preferred Stock is outstanding, no dividends shall be paid on any Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or other series of Preferred Stock (other than the Series C Convertible Preferred Stock), any Common Stock or any other capital stock of the Corporation without the prior written consent of the Requisite Holders.

          (c) In the event that the Corporation shall at any time pay a dividend on the Common Stock or any other class or series of capital stock of the Corporation, the Corporation shall, at the same time, pay to each holder of Series C Convertible Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series C Convertible Preferred Stock held by such holder had been converted in accordance with Section 6 hereof into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

     4. Liquidation Rights. (a) Upon the consummation of a Liquidation Event, the holders of Series C Convertible Preferred Stock shall be entitled to receive, on a pro rata basis, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other class or series of capital stock of the Corporation, an amount equal to the Series C Stated Value for each share of Series C Convertible Preferred Stock then held by such holder, plus an amount equal to all declared but unpaid dividends, including without limitation all accrued but unpaid Series C Preferred Dividends set forth in Section 3(a) above, on each such share of Series C Convertible Preferred Stock (the "Liquidation Preference Amount"). If, upon the occurrence of any such Liquidation Event, the assets and funds to be distributed among the holders of Series C Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the aggregate Liquidation Preference Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series C Convertible Preferred Stock in proportion to the Liquidation Preference Amount each such holder is entitled to receive, and no assets of the Corporation shall be distributed to the holders of the Common Stock or any other class or series of capital stock of the Corporation in respect of such Common Stock or such other stock unless and until the Liquidation Preference Amount payable to all holders of the Series C Convertible Preferred Stock has been indefeasibly paid in full. It shall be an express condition to the consummation of any Liquidation Event that the Corporation deliver written notice thereof to the holders at least 10 days before such consummation, which notice shall specify the details of any such Liquidation Event, and the rights of the holders in connection therewith.

          (b) Whenever the distributions provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the Fair Market Value thereof. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series C Convertible Preferred Stock, based on the number of shares of Series C Convertible Preferred Stock held by each such holder.

          (c) Nothing in this Section 4 shall affect in any way the right of each holder of Series C Convertible Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section 6 hereof at or before the consummation of any Liquidation Event.

     5. Voting Rights; Protective Provisions; Board of Directors Seats; Observer Rights.

          (a) Except as otherwise provided herein or as required by applicable law, the holders of Series C Convertible Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. For this purpose, the holders of Series C Convertible Preferred Stock shall be given notice of any meeting of shareholders as to which the holders of Common Stock are given notice in accordance with the Bylaws of the Corporation. As to any matter on which the holders of Series C Convertible Preferred Stock shall be entitled to vote, each holder of Series C Convertible Preferred Stock shall be entitled to cast a number of votes per share of Series C Convertible Preferred Stock held of record by such holder on the record date for the meeting of shareholders, if such matter is subject to a vote at a meeting of shareholders, or on the effective date of any written consent, if such matter is subject to a written consent of the shareholders without a meeting of shareholders, equal to the number of shares of Common Stock into which such share of Series C Convertible Preferred Stock is then convertible on such record date or effective date, as the case may be, in accordance with Section 6 hereof.

          (b) So long as all or any portion of the Series C Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or written consent of the Requisite Holders take any of the following actions or agree to take any of the following actions:

               (i) amend, alter or repeal any of the provisions of the Corporation's Restated Articles or Bylaws, or recapitalize, reclassify, reorganize or exchange any class of the Corporation's capital stock, including through a merger, consolidation or otherwise, in each case, in a manner that would materially adversely effect the preferences, privileges or other rights or restrictions of the holders of Series C Convertible Preferred Stock;

               (ii) authorize, create, designate, issue or sell any (A) class or series of capital stock (including shares of treasury stock), (B) rights, options, warrants or other securities convertible into or exercisable or exchangeable for any class or series of capital stock (C) any debt security which by its terms is convertible into or exchangeable for any class or series of capital stock or has any other equity feature or any security that is a combination of debt and equity, which, in each case, is senior to the Series C Convertible Preferred Stock with respect to the payment of dividends, redemption, distribution of assets or rights upon a Liquidation Event;

               (iii) authorize, create, designate, issue or sell any class or series of capital stock in a public offering thereof that is not a Qualified Public Offering;

               (iv) increase or decrease (other than following a conversion or redemption of Series C Convertible Preferred Stock, and then, only to the extent of such conversion or redemption) the number of authorized shares of Series C Convertible Preferred Stock, or, except as expressly permitted in the Transaction Documents, after the initial issuance thereof, authorize the issuance of or issue any shares of Series C Convertible Preferred Stock, in each case, other than in connection with any dividend or distribution on, reclassification or re-characterization of, or similar recapitalization of, the Series C Convertible Preferred Stock;

               (v) sell, lease or convey (other than by mortgage permitted under clause (vii) of this Section 5(b)) all or substantially all of the property or business of the Corporation or effect any merger or consolidation with any other company unless as a result thereof and after giving effect thereto (a) the Corporation shall be the surviving corporation, (b) the Series C Convertible Preferred Stock shall continue to be outstanding, (c) there shall be no change in the preference, privileges or other rights and restrictions with respect to the Series C Convertible Preferred Stock and (d) there shall not be created or thereafter exist as a result thereof any new class or series of shares having preference over the Series C Convertible Preferred Stock with respect to dividends, redemption, distribution of assets or rights upon a Liquidation Event;

               (vi) except as provided in Section 3 hereof, directly or indirectly declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation, or other property) on shares of capital stock of the Corporation;

               (vii) redeem, purchase or acquire (or set apart money or other property for any mandatory purchase or analogous fund for the defeasance, redemption, purchase or acquisition of) any shares of capital stock of the Corporation (or any security exercisable, convertible or exchangeable for any of its capital stock), except for: (A) the Series C Preferred Dividends; and (B) the redemption or repurchase of (x) shares of Series C Convertible Preferred Stock in accordance with the terms of these Restated Articles or (y) shares of Common Stock held by employees, Officers or Directors of the Corporation pursuant to a written agreement, plan or program approved by the Board of Directors, provided, however, in the case of a redemption, purchase or acquisition described in clause (y) immediately preceding, the aggregate consideration payable in all such redemptions shall not exceed three percent (3%) of the Fair Market Value of the outstanding Common Stock, such Fair Market Value calculated as of the

Initial Issue Date, without giving effect to the transactions contemplated by the Transaction Documents;

               (viii) incur, suffer to exist or otherwise become obligated for any debt for borrowed money, other than debt in an aggregate amount of up to $5,000,000 under a line of credit;

               (ix) change the number of Directors which constitutes the Board of Directors; and

               (x) enter into any agreement, or form or permit any subsidiary, to do any of the foregoing.

          For purpose of this Section 5(b), in addition to and not in lieu of any other rights they may have, with respect to the matters specified in this
Section 5(b), the holders of Series C Convertible Preferred Stock shall be given notice of any meeting of shareholders as to which the holders of Common Stock or any other class or series of capital stock of the Corporation are given notice in accordance with the Bylaws of the Corporation, or if such matter is not subject to the vote or written consent of the shareholders of the Corporation, then the Corporation shall give written notice of such matter to the holders of the Series C Convertible Preferred Stock at their respective addresses then in the books and records of the Corporation (or such other address as may be directed in a signed writing to the Corporation from time to time by any such holder). As to any matter on which the holders of Series C Convertible Preferred Stock shall be entitled to vote in accordance with this Sections 5(b), each holder of Series C Convertible Preferred Stock shall have one vote for each share of Series C Convertible Preferred Stock held of record by such holder on the record date for the meeting of shareholders, if such matter is subject to a vote at a meeting of shareholders, or on the effective date of any written consent, if such matter is subject to a written consent of the shareholders without a meeting of shareholders, or on the date of the notice given to the holders of Series C Convertible Preferred Stock, if such matter is not subject to the vote or written consent of the shareholders.

          (c) So long as all or any portion of the Series C Convertible Preferred Stock is outstanding, the holders of the Series C Convertible Preferred Stock shall have the right to nominate one (1) Director to the Board of Directors and such replacements to those Directors as may become necessary from time to time (including without limitation any replacement resulting from a Removal Event) (the "Series C Director"). So long as the holders of the Series C Convertible Preferred Stock have the right to nominate one member of the Board of Directors pursuant to this Section 5(c), prior to the closing of a Qualified Public Offering the Board of Directors shall be comprised of seven (7) seats and following the closing of a Qualified Public Offering the Board of Directors shall be comprised of nine (9) seats, one of which shall be filled by the Series C Director. The Corporation shall reimburse the Series C Director's reasonable expenses incurred in attending the board meetings or any other activities (e.g., meetings, trade show) which are required and/or requested and that involve expenses.

     6. Conversion. The holders of shares of Series C Convertible Preferred Stock shall have the following conversion rights:

          (a) Right to Convert

               (i) Subject to the terms and conditions of this Section 6, the holder of any share or shares of Series C Convertible Preferred Stock shall have the right, at its option at any time, to convert any such share or shares into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (1) multiplying the number of shares of Series C Convertible Preferred Stock to be converted by the Series C Stated Value and adding to such product the sum of all declared but unpaid dividends, including without limitation all accrued but unpaid Series C Preferred Dividends set forth in
Section 3(a) above, with respect to such shares of Series C Convertible Preferred Stock to be converted; and (2) dividing the result obtained pursuant to clause (1) above by the Series C Conversion Price. The "Series C Conversion Price" shall initially be $6.06 (after giving effect to the Stock Split), and shall be subject to adjustment from time to time in accordance with the provisions of this Section 6. The rights of conversion set forth in this Section 6 shall be exercised by any holder of Series C Convertible Preferred Stock by giving written notice to the Corporation that such holder elects to convert a stated number of shares of Series C Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares of Series C Convertible Preferred Stock so to be converted (or, in lieu thereof, by delivery of an appropriate lost stock affidavit in the event such certificate or certificates have been lost or destroyed in accordance with Section 12) to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series C Convertible Preferred Stock) at any time on the date set forth in such notice (which date shall not be earlier than the Corporation's receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

               (ii) Promptly after receipt of the written notice referred to in
Section 6(a)(i) above and surrender of the certificate or certificates for the share or shares of Series C Convertible Preferred Stock to be converted (or, in lieu thereof, by delivery of an appropriate lost stock affidavit in the event such certificate or certificates have been lost or destroyed in accordance with
Section 12), but in no event more than three (3) Business Days thereafter, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder of Series C Convertible Preferred Stock, registered in such name or names as such holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock (each, a "Conversion Share") issuable upon the conversion of such share or shares of Series C Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Series C Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares of Series C Convertible Preferred Stock shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost stock affidavit has been delivered to the Corporation in accordance with Section 12), and at such time, the rights of the holder of such share or shares of Series C Convertible Preferred Stock shall cease with respect to the shares of Series C Convertible Preferred Stock being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          (b) Automatic Conversion. Subject to the terms and conditions of this
Section 6, each share of the Series C Convertible Preferred Stock shall automatically be converted into shares of Common Stock, in accordance with the conversion formula set forth in Section 6(a), (i) immediately prior to, but subject to the consummation of, a Qualified Public Offering or (ii) upon the written consent of holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock (each, a "Conversion Event"); provided, however, that in no event shall the Series C Convertible Preferred Stock automatically convert into the Common Stock pursuant to this clause (ii) without the prior written consent of Cerberus if Cerberus is then a holder of Series C Convertible Preferred Stock. Notice of the mandatory conversion shall be mailed by the Corporation within three (3) Business Days following the Conversion Event to each holder of the Series C Convertible Preferred Stock at such holder's address as shown on the books of the Corporation, such notice to specify the date on which the Conversion Event occurred and to call upon such holder to surrender to the Corporation, in the manner and at the place designated in such notice, the certificate or certificates representing the shares of the Series C Convertible Preferred Stock so converted. Upon receipt by the Corporation of the stock certificates of the Series C Convertible Preferred Stock to be surrendered for conversion, the Corporation shall cancel the stock certificates surrendered for conversion and forthwith transmit to each holder of the Series C Convertible Preferred Stock certificates for the shares of Common Stock issued as a result thereof, dated the date of such Conversion Event, and such holders shall be deemed for all purposes to be the holders of such Common Stock as of the date of such Conversion Event. Upon such Conversion Event the number of authorized shares of Series C Convertible Preferred Stock shall automatically be reduced by the number of shares of Series C Convertible Preferred Stock so converted that had been designated as Series C Convertible Preferred Stock, and all provisions included under the caption "Series C Convertible Preferred Stock," and all references to the Series C Convertible Preferred Stock, shall be deleted and of no further force or effect.

          (c) No fractional shares shall be issued upon any conversion of shares of Series C Convertible Preferred Stock into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 6(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the shares of Series C Convertible Preferred Stock for conversion an amount in cash equal to the Market Price of such fractional share of Common Stock. In case the number of shares of Series C Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 6(a) above exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series C Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

          (d) Except as provided in Section 6(e) below, if and whenever the Corporation shall issue or sell, or is, in accordance with subsections (1) through (5) of this Section 6(d), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance"), regardless of whether such issuance or sale was approved under Section 5 above, effective as of the close of business on the effective date of the Trigger Issuance the then-existing Series C Conversion Price shall be reduced (i) with respect to any Trigger Issuance that occurs from the Initial Issue Date through and including December 31, 2005, to a price (calculated to the nearest cent) determined by multiplying the Series C Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of Additional Shares of Common Stock so issued, and (ii) with respect to any Trigger Issuance that occurs at any time after December 31, 2005, to the lowest price per share at which any Additional Share of Common Stock was issued or sold or deemed to be issued or sold in such Trigger Issuance. For purposes of this Section 6(d), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 6(d), other than those excluded issuances set forth in Section 6(e) hereof. For purposes of this Section 6(d), the following subsections (l) through (5) shall also be applicable (subject, in each such case, to the provisions of Section 6(e) hereof):

               (1) In case at any time after the Initial Issue Date the Corporation shall in any manner grant, issue or sell any stock or security convertible into or exchangeable for Common Stock ("Convertible Securities") or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any Convertible Securities (such warrants, rights or options being called "Options"), whether or not the right to convert, exchange or exercise any such Convertible Securities or such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities or upon the exercise of such Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities or the granting of such Options, plus (y) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities or the exercise of all such Options, plus (z), in the case of such Options to purchase Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities, or upon the exercise of such Options, or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options), shall be less than the Series C Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities or the granting of such Options, then the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities, or the exercise of such Options, or upon the conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to have been issued for a price (calculated to the nearest cent) determined by multiplying the Series C Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of Additional Shares of Common Stock so issued, and thereafter such Additional Shares of Common Stock shall be deemed to be outstanding for purposes of adjusting the Series C Conversion Price. Except as otherwise provided in Section 6(d)(2), no additional adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities or upon exercise of such Options.

               (2) Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 6(d)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 6(d)(l), or the rate at which Convertible Securities referred to in Section 6(d)(l) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series C Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series C Conversion Price then in effect hereunder is thereby reduced.

               (3) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

               (4) In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. Notwithstanding the foregoing, no anti-dilution adjustment provided for in this Section 6 shall be effected with respect to any transaction for which a record date is set by the Corporation if the transaction is abandoned by the Corporation prior to the time such transaction becomes effective.

               (5) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 6(d).

          (e) Notwithstanding anything in this Section 6 to the contrary, the Corporation shall not be required to make any adjustment of the Series C Conversion Price in the case of the following issuances of shares of Common Stock from and after the Initial Issue Date: (i) issuances upon the exercise of any Options or Convertible Securities granted, issued and outstanding on or after the Initial Issue Date to employees, Officer or Directors of the Corporation pursuant to any stock plan or program approved by the Board (which, in the case of any approval after the Initial Issue Date, such approval includes the Series C Director), provided, that the aggregate number of shares of Common Stock underlying all such Options and Convertible Securities does not exceed fifteen percent (15%) of the number of shares of Common Stock outstanding as of the Initial Issue Date; (ii) issuances of securities as consideration for a merger or consolidation with, or purchase of substantially all of the assets from, a non-Affiliated third party; (iii) issuance of Common Stock upon conversion of any series of preferred stock, exercise of the warrants issued in connection therewith, or as Series C Preferred Dividends in accordance with the
Section 3(a) hereof or dividends in connection with the Series A or Series B Preferred Stock; and (iv) shares of Common Stock issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution for which an equitable adjustment has been made under Sections 6(f), (g), (h) or (i) below (collectively, "Excluded Issuances").

          (f) If, at any time after the Initial Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Series C Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock shall be increased in proportion to such increase in outstanding shares.

          (g) If, at any time after the Initial Issue Date, the number of shares of Common Stock outstanding is decreased by a reverse-split or other combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Series C Conversion Price shall be appropriately increased so that the number of Conversion Shares issuable on conversion of each share of Series C Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          (h) If the Common Stock issuable upon the conversion of the Series C Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares of stock dividend provided for elsewhere in this Section 6, or the sale of all or substantially all of the Corporation's properties and assets to any other Person), then and in each such event the holder of each share of Series C Convertible

Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series C Convertible Preferred Stock could have been converted, as the case may be, immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (i) If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other Person, except for any merger, consolidation or sale of all or substantially all of the Corporation's properties or assets that constitutes a Liquidation Event and for which the holder has received the full Liquidation Preference Amount, then, as a part of such merger, or consolidation or sale, provision shall be made so that holders of Series C Convertible Preferred Stock, as the case may be, shall thereafter be entitled to receive upon conversion of the Series C Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series C Convertible Preferred Stock immediately prior to such merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series C Convertible Preferred Stock after the merger, consolidation or sale to the end that the provisions of this Section 6, including adjustment of the Series C Conversion Price then in effect for the Series C Convertible Preferred Stock and the number of shares issuable upon conversion of the Series C Convertible Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

          (j) Upon any adjustment of the Series C Conversion Price, then and in each such case the Corporation shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to each holder of shares of Series C Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series C Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

          (k) The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series C Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series C Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Restated Articles.

          (l) The Corporation will at no time close its transfer books against the transfer of any Series C Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series C Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          (m) The Corporation will not, by amendment of its Restated Articles or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of these Restated Articles, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series C Convertible Preferred Stock.

     7. Redemption. The Corporation shall be obligated to redeem the outstanding shares of Series C Convertible Preferred Stock as follows:

          (a) By written notice (a "Repurchase Request") to the Corporation given at any time on or after the seventh (7th) anniversary of the Initial Issue Date, the Requisite Holders may require the Corporation to redeem all, but not less than all, outstanding shares of Series C Convertible Preferred Stock for a price per share equal to (i) the Series C Stated Value plus (ii) an amount equal to all declared but unpaid dividends, including without limitation all accrued but unpaid Series C Preferred Dividends set forth in Section 3(a) above, with respect to each such share of Series C Convertible Preferred Stock (the aggregate amount to be paid for the redemption of all the outstanding shares of Series C Convertible Preferred Stock is hereinafter referred to as the "Redemption Amount"); provided, however, that no such redemption shall occur without the prior written consent of Cerberus if then a holder of Series C Convertible Preferred Stock.

          (b) The Corporation shall effect such redemption by paying to the holders of Series C Convertible Preferred Stock the Redemption Amount in immediately available funds in three (3) consecutive, equal annual installments, with the first installment commencing on the fifth Business Day following the date of the Repurchase Request and continuing on each of the next two (2) anniversaries thereof (the date each installment of the Redemption Amount is due is hereinafter referred to as a "Payment Date"). The Redemption Amount to be paid pursuant to this Section 7 shall be paid to each holder of shares of Series C Convertible Preferred Stock on a pro rata basis in accordance with their respective holdings of shares of Series C Convertible Preferred Stock as of the applicable Payment Date. Without limiting the foregoing, at the Corporation's option, after receipt of a Repurchase Request, at any time thereafter the Corporation may elect to pre-pay the Redemption Amount in full (but not in part) (the "Prepayment Option") upon providing the holders of Series C Convertible Preferred Stock seven (7) but not more than thirty (30) days advance written notice (which notice shall be mailed in the manner and include the requisite information specified in Section 7(c)) of the date of pre-payment of the Redemption Amount (the "Prepayment Date"). The pre-payment of the Redemption Amount shall be effected in full in accordance with the redemption process set forth in Section 7(c).

          (c) At least seven (7) but no more than thirty (30) days prior to each Payment Date, written notice shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the shares of Series C Convertible Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares of Series C Convertible Preferred Stock to be redeemed from such holder, the Payment Date, the Redemption Amount to be paid to such holder on such Payment Date, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C Convertible Preferred Stock to be redeemed on such Payment Date (the "Redemption Notice"). Following receipt of the Redemption Notice, each holder of shares of Series C Convertible Preferred Stock to be redeemed on such Payment Date shall surrender to the Corporation the certificate or certificates representing such shares of Series C Convertible Preferred Stock to be redeemed (or, in lieu thereof, an appropriate lost stock affidavit in the event such certificate or certificates have been lost or destroyed), in the manner and at the place designated in the Redemption Notice, and upon receipt of the Redemption Amount to be paid to such holder of Series C Convertible Preferred Stock on such Payment Date, such certificate or certificates shall be canceled. In the event less than all the shares of Series C Convertible Preferred Stock represented by any such certificate are redeemed on a Payment Date, a new certificate shall be issued representing the unredeemed shares of Series C Convertible Preferred Stock. The Corporation shall not be required to make any payment of a Redemption Amount to a holder until such holder surrenders for cancellation the stock certificate(s) representing the shares being redeemed on such Payment Date.

          (d) From and after each Payment Date or the Prepayment Date, unless there shall have been a default in payment of the Redemption Amount on such Payment Date or Prepayment Date, all rights of the holders of shares of Series C Convertible Preferred Stock shall cease (i) with respect only to such shares so redeemed on such Payment Date or (ii) as to all such shares redeemed on the Prepayment Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series C Convertible Preferred Stock on any Payment Date or the Prepayment Date are insufficient to redeem the total number of shares of Series C Convertible Preferred Stock to be redeemed on such Payment Date or Prepayment Date, then (x) in the case of a Payment Date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series C Convertible Preferred Stock ratably among the holders of shares of Series C Convertible Preferred Stock to be redeemed in proportion to the aggregate Redemption Amount each such holder is otherwise entitled to receive, and (y) in the case of the Prepayment Date, the Prepayment Option shall be deemed extinguished and thereafter the Corporation shall no longer have the right to pre-pay the Redemption Amount. The shares of Series C Convertible Preferred Stock not redeemed shall remain outstanding and continue to be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series C Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Payment Date but which it has not redeemed.

          (e) Notwithstanding the delivery of a Repurchase Request, the holders of Series C Convertible Preferred Stock shall have the right to convert all or a portion of their then-outstanding shares of Series C Convertible Preferred Stock into Common Stock prior to the redemption of such shares on the applicable Payment Date. If a holder of Series C Convertible Preferred Stock elects to convert all or a portion of his or its shares of Series C Convertible

Preferred Stock into Common Stock prior to the applicable Payment Date, then such shares of Series C Convertible Preferred Stock so converted shall cease to be outstanding as of the date of such conversion and the shares of Common Stock issuable upon conversion thereof shall not be entitled to the redemption rights set forth in this Section 7. For purposes of clarity, this Section 7(e) shall in no manner be construed as prohibiting a holder of Series C Convertible Preferred Stock from converting such holder's shares of Series C Convertible Preferred Stock into Common Stock following the Prepayment Date if any of the shares of Series C Convertible Preferred Stock held by such holder were not redeemed by the Corporation on the Prepayment Date.

          (f) Notwithstanding anything contained herein to the contrary, if the Corporation shall fail to make, in full, payment of the Redemption Amount on any Payment Date or the Prepayment Date, Cerberus shall thereupon immediately without further action or deed by the Corporation, and by written consent (notwithstanding anything in the Restated Articles to the contrary), be entitled to elect a majority of the Board of Directors until the Corporation has cured such default by paying, in full, such payment to the applicable holders of Series C Convertible Preferred Stock. The foregoing right to elect a majority of the Board of Directors upon a payment default shall be in addition to, and not in lieu of, all other remedies available to the holders of Series C Convertible Preferred Stock, whether at law or in equity, upon a default by the Corporation of its obligations under this Section 7. The Corporation shall cooperate with Cerberus to enable Cerberus to exercise its rights under this Section 7(f).

     8. Participation Rights.

          (a) Notice of Proposed Issuance. Except with respect to Exempt Issuances (as defined in Section 8(c)), in the event that the Corporation proposes to issue any (i) shares of Common Stock, (ii) warrants, options or other rights to purchase shares of Common Stock or (iii) any notes, debentures or other securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the "Corporation Securities"), the Corporation will deliver to each holder of Series C Convertible Preferred Stock a written notice (the "Offer Notice") prior to effecting any such issuance (the "New Issuance"), offering to such holder the right, for a period of thirty (30) days, to purchase for cash at an amount equal to the price or other consideration for which such Corporation Securities are to be issued, a number of such Corporation Securities such that, after giving effect to such New Issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Common Stock of all such Corporation Securities, whether issued by the Corporation or a subsidiary of the Corporation), such holder will continue to own its same proportionate equity ownership in the Corporation as of the date of the Offer Notice (assuming conversion of all shares of preferred stock then outstanding). The Offer Notice shall describe the securities proposed to be issued by the Corporation and specify the number, price and payment terms.

          (b) Right to Purchase Corporation Securities.

               (i) Each holder of Series C Convertible Preferred Stock may accept the Corporation's offer as to the full number of securities offered to it in the Offer Notice or any lesser number, by written notice thereof (an "Exercise Notice") given by it to the Corporation prior to the expiration of the aforesaid 30-day period. A delivery of an Exercise Notice (which notice shall specify the number (or amount) of Corporation Securities to be purchased by the holder as permitted under this
Section 8) shall constitute a binding agreement of the holder to purchase, at the price and on the terms specified in the Offer Notice, the number (or amount) of Corporation Securities specified in the holder's Exercise Notice. If at the termination of such 30-day period the holder shall not have exercised its rights to purchase Corporation Securities pursuant to this Section 8, the holder shall be deemed to have waived any and all of its rights under this Section 8 with respect to that purchase of such Corporation Securities (such waiver shall not apply to any subsequently offered Corporation Securities). Notwithstanding anything in this Section 8 to the contrary, if, with respect to a given New Issuance, any holder elects not to exercise fully its rights or is deemed to have waived its rights to any extent under this Section 8, then each other holder may include in its Exercise Notice for such New Issuance, an additional number (or amount) of Corporation Securities equal to its pro rata share of the unexercised number (or amount) of Corporation Securities in such New Issuance.

               (ii) The Corporation shall have ninety (90) days from the date of the Offer Notice to consummate the proposed New Issuance at the price and upon substantially the same terms specified in the Offer Notice, provided that, if such issuance is subject to regulatory approval, such ninety (90) day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than one hundred eighty
(180) days from the date of the Offer Notice. At the consummation of such New Issuance, the Corporation shall issue certificates representing the Corporation Securities to be purchased by each holder registered in the name of such holder, against payment by such holder of the purchase price for such Corporation Securities specified in such holder's Exercise Notice. If the Corporation proposed to issue any class of Corporation Securities after such time period above, it shall again comply with the procedures set forth in this Section 8.

               (iii) The value of any non-cash consideration to be received by the Corporation in any New Issuance shall be determined by the Board of Directors in good faith, and shall be specified in the Offer Notice delivered in connection with any such New Issuance. If a holder elects to exercise its rights under this Section 8 in connection with any New Issuance in which there is any such non-cash consideration, then, such holder may elect in its Exercise Notice to tender, in lieu of tendering any such non-cash consideration, an amount in cash equal to the reasonably determined good faith value of such non-cash consideration.

          (c) Exempt Issuances. The following shall constitute "Exempt Issuances" under this Section 8: any issuance in which Corporation Securities are issued (i) as a dividend, stock split or other distribution payable pro rata to all holders of Common Stock, (ii) to employees, Officers, Directors or consultants of the Corporation pursuant to any employee benefit plans or programs in effect on the date hereof, (iii) in connection with the conversion of any preferred stock or the conversion or exercise of any options, warrants or other rights to purchase Common Stock (A) outstanding on the date hereof, (B) issued in accordance with the foregoing clause (ii) or (C) which constitute a prior New Issuance issued in accordance with the provisions of this Section 8,
(iv) solely in consideration for the acquisition (by merger or otherwise) by the Corporation or any subsidiary of the Corporation of assets or equity interests of another entity approved by a majority of the Board of Directors, or (v) upon a Qualified Public Offering.

     9. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Series C Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Series C Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the Series C Convertible Preferred Stock shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series C Conversion Price in effect at the time.

     10. Notices of Record Date. In case at any time:

          (i) the Corporation shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Corporation payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

          (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Corporation any additional shares of stock of any class or other rights; or

          (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation or any Liquidation Event;

then, in any one or more of said cases, the Corporation shall give, (a) at least seven (7) Business Days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (3) of this Section 10 and (b) in the case of any event set forth in clause (3) of this Section 10, at least seven (7) Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (3) of this Section 10. Notices required or permitted to be given hereunder shall be given in the manner prescribed by the Transaction Documents.

     11. Amendment. These Restated Articles shall not be amended without the prior written consent of the Requisite Holders. The Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the

Corporation shall have obtained the written consent to such amendment, action or omission to act, of the Requisite Holders.

     12. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any stock certificates representing Series C Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder of Series C Convertible Preferred Stock to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of such Series C Convertible Preferred Stock certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder of Series C Convertible Preferred Stock contemporaneously requests the Corporation to convert such Series C Convertible Preferred Stock into Common Stock.

     13. Remedies Characterized; Other Obligations, Breaches and Injunctive Relief. The remedies provided in these Restated Articles shall be cumulative and in addition to all other remedies available under these Restated Articles, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of these Restated Articles. The Corporation covenants that it will not take any action which might materially impair the rights of the holders of Series C Convertible Preferred Stock without the consent of the Requisite Holders. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder in respect thereof, and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series C Convertible Preferred Stock and that the remedy at law in the event of any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series C Convertible Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and an order of specific performance or the like, without the necessity of showing economic loss and without any bond or other security being required.

     14. Specific Shall Not Limit General; Construction. No specific provision contained in these Restated Articles shall limit or modify any more general provision contained herein.

     15. Failure or Indulgence Not Waiver. Any waiver by a holder of Series C Convertible Preferred Stock of any power, right or privilege hereunder shall be in a writing signed by such holder.

     16. Payment of Tax Upon Issue of Transfer. The issuance of certificates for shares of the Common Stock upon conversion of the shares of Series C Convertible Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holders of Series C Convertible Preferred Stock so converted.

     17. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

                        IV. UNDESIGNATED PREFERRED STOCK

     Shares of preferred stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of preferred stock. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

     Authority is hereby granted to the Board of Directors from time to time to issue the preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of preferred stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the Massachusetts Business Corporation Act. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with, or be junior to the preferred stock of any other series, all to the fullest extent permitted by law. No resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of preferred stock authorized by and complying with the conditions of these Restated Articles, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

     Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article IV shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with the Massachusetts Business Corporation Act. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from these Restated Articles all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (i) states that no shares of such class or series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with the Massachusetts Business Corporation Act.

                                    ARTICLE V

     The restrictions imposed by these Restated Articles upon the transfer of shares of any class or series of stock are as follows: None.

                                   ARTICLE VI

     1. Authority of Shareholders to Issue Shares. The powers granted to the Board of Directors pursuant to Section 6.21 of the Massachusetts Business Corporation Act, including without limitation the power to authorize the issuance of shares and to determine the form and adequacy of the consideration for such shares, may also be exercised by the shareholders.

     2. Indemnification.

          (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section (c) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) The right to indemnification conferred in Section (a) of this
Article VI.2 shall include, in the case of a Director or officer at the level of Vice President or above, and in the case of any other Officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). Notwithstanding the foregoing, expenses incurred by an indemnitee in advance of the final disposition of a proceeding may be paid only upon the Corporation's receipt of an undertaking by the indemnitee to repay such payment if he or she shall be adjudicated or determined to be not entitled to indemnification under applicable law. The Corporation may accept such undertaking without reference to the financial ability of the Indemnitee to make such repayment. The rights to indemnification and to the advancement of expenses conferred in Sections (a) and
(b) of this Article VI.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          (c) If a claim under Sections (a) and (b) of this Article VI.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI.2 or otherwise, shall be on the Corporation.

          (d) The rights to indemnification and to the advancement of expenses conferred in this Article VI.2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Restated Articles, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

          (e) The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Act.

          (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI.2 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

          (g) If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Article
VI.2 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

     3. Personal Liability of Officers and Directors to Corporation. No Officer or Director shall have personal liability to the Corporation for monetary damages for breach of his or her fiduciary duty as an Officer or Director notwithstanding any provision of law imposing such liability, provided that this provision shall not eliminate or limit the liability of an Officer or Director
(a) for any breach of the Officer or Director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distribution under Section 6.40 of the Massachusetts Business Corporation Act, or (d) for any transaction from which the officer or director derived an improper personal benefit.

     4. Shareholder Vote Required to Approve Matters Acted on by Shareholders. Unless otherwise provided in the Corporation's Restated Articles, the affirmative vote of a majority of all shares eligible to vote on a matter shall be sufficient for the approval of the matter, notwithstanding any greater vote on the matter otherwise required by any provision of Chapter 156D of the General Laws of Massachusetts.

     5. Shareholder Action Without a Meeting by Less than Unanimous Consent. Prior to the closing of a firm commitment underwritten public offering of shares of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-1 or its equivalent, in which the Common Stock is offered and sold to the public at an initial public offering with aggregate gross proceeds to the Corporation of not less than $30,000,000 (a "Qualified Public Offering"), action required or permitted by the Massachusetts Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting by shareholders having not less than the minimum number of votes necessary to take action at a meeting at which all shareholders entitled to vote on the action are present and voting. Immediately following the closing of a Qualified Public Offering, any action required or permitted by the Massachusetts Business Corporation Act to be taken by the shareholders of the Corporation may be taken only at a duly called annual or special meeting of the shareholders, and not by written consent in lieu of such a meeting.

     6. Classification of Directors. Upon the closing of a Qualified Public Offering, the Board of Directors shall be divided into three classes of Directors, Class I, Class II and Class III, such classes to be as nearly equal in number of Directors as possible, and to have staggered three-year terms of office. The term of office of the Directors of the first Class I will expire as of the first annual meeting of the Corporation's shareholders following the closing of the Corporation's first public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended, the term of office of the Directors of the first Class II will expire as of the second annual meeting of the Corporation's shareholders following such closing, and the term of office of the Class III will expire as of the third annual meeting of the Corporation's shareholders following such closing, so that at each annual meeting of shareholders after such closing, nominees will stand for election to succeed those Directors whose terms are to expire as of such meeting. At each annual meeting of shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

     7. Removal of Directors. Unless a higher percentage is required by law, or the Corporation's Restated Articles, any Director of the Corporation may be removed from office at any time, but only for cause (as defined below) and only by the affirmative vote (i) of the holders of at least a majority of the then-outstanding shares of the Common Stock of the Corporation (on as as-converted basis), voting together as a single class or (ii) at least sixty-six and two-thirds percent (66 2/3%) of the Directors then in office, though less than a quorum, but excluding from such vote any Director(s) who is
(are) then the subject of the removal vote. For purposes of this provision, "cause" shall mean (i) conviction of, entry of a plea of guilty or nolo contendre to, or admission of guilt in connection with a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty,
(iv) commission of an action involving moral turpitude that has an adverse affect on the goodwill and reputation of the Corporation, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this provision. A Director may be removed by the shareholders or the Directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

     8. Certain Business Transactions. Unless a higher percentage is required by law, these Restated Articles or the Corporation's Bylaws, the affirmative vote of the holders of at least fifty percent (50%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to approve the consolidation or merger of the Corporation with another corporation or the sale of all or substantially all of the assets or stock of the Corporation. Unless a higher percentage is required by law, these Restated Articles or the Corporation's Bylaws, the affirmative vote of the holders of at least fifty percent (50%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this provision.

     8. Amendment of Bylaws.

     (a) Amendment by Directors. Except as otherwise required by law, the Board of Directors may adopt, amend or repeal the Bylaws of the Corporation in whole or in part, acting by the affirmative vote of a majority of the Directors then in office at a duly constituted meeting of the Board of Directors. Not later than the time of giving notice of the annual meeting of shareholders next following the adoption, amendment or repeal by the Directors of any Bylaw, notice thereof stating the substance of such action shall be given to all shareholders entitled to vote on amending the Bylaws.

     (b) Amendment by Shareholders. The Bylaws of the Corporation may be amended at a duly constituted meeting of shareholders, called expressly for such purpose, by the affirmative vote of at least a majority of the total votes eligible to be cast by shareholders on such amendment, voting together as a single voting group.

     10. Certain Statutes. The Corporation shall not be governed by the provisions of Chapter 110D and 110F of the Massachusetts General Laws.

                                   ARTICLE VII

     The effective date of organization of the Corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

     It is hereby certified that these restated articles of organization consolidate all amendments into a single document. If a new amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, provisions for implementing that action are set forth in these restated articles unless contained in the text of the amendment.

     Specify the number(s) of the article(s) being amended: II, III, IV, and VI


Signed by: /s/ John W. Babich
           -------------------------------------,
           (signature of authorized individual)

     [ ]  Chairman of the board of directors,

     [X]  President,

     [ ]  Other officer,

     [ ]  Court-appointed fiduciary,

on this 26th day of May, 2006.

                       THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

                              May 30, 2006 4:42 PM

                           /s/ William Francis Galvin
                           --------------------------
                             WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED            ARTICLES OF AMENDMENT           FORM MUST BE TYPED
           (GENERAL LAWS CHAPTER 156D, SECTION 10.06; 950 CMR 113.34)

(1) Exact name of corporation: Molecular Insight Pharmaceuticals, Inc.

(2) Registered office address: 160 Second Street, Cambridge, Massachusetts 02142
                               (number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): IV
                                                   (specify the number(s) of
                                                   article(s) being amended
                                                   (I-VI))

(4) Date adopted August 31, 2006
                (month, day, year)

(5) Approved by:

     (check appropriate box)

     [ ]  the incorporators.

     [ ] the board of directors without shareholder approval and shareholder approval was not required.

     [X] the board of directors and the shareholders in the manner required by law and the articles of organization:

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

See Attached Exhibit A.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

   WITHOUT PAR VALUE                 WITH PAR VALUE
-----------------------   -----------------------------------
TYPE   NUMBER OF SHARES   TYPE   NUMBER OF SHARES   PAR VALUE
----   ----------------   ----   ----------------   ---------


Total authorized after amendment:

   WITHOUT PAR VALUE                 WITH PAR VALUE
-----------------------   -----------------------------------
TYPE   NUMBER OF SHARES   TYPE   NUMBER OF SHARES   PAR VALUE
----   ----------------   ----   ----------------   ---------


(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: _______________________________________________

* G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D,
     Section 6.21, and the comments relative thereto.

Signed by: /s/ John W. Babich
           -----------------------------
    (signature of authorized individual)

     [ ]  Chairman of the board of directors,

     [X]  President,

     [ ]  Other officer,

     [ ]  Court-appointed fiduciary,

on this 31 day of August, 2006.

                                    EXHIBIT A

                       CONTINUATION SHEET I FOR ARTICLE IV

The terms of the Series A Convertible Preferred Stock of the Corporation set forth in Part I of Article IV are amended as follows:

1. Section 2B(v) of the Description of Designations, Preferences and Rights of the Series A Preferred Stock be and hereby is amended to delete the reference to "20%" stated therein and substitute "5,150,000 shares".

The terms of the Series B Convertible Preferred Stock of the Corporation set forth in Part II of Article IV are amended as follows:

2. Section 2B(v) of the Description of Designations, Preferences and Rights of the Series B Preferred Stock be and hereby is amended to delete the reference to "20%" stated therein and substitute "5,150,000 shares".

The terms of the Series C Convertible Preferred Stock of the Corporation set forth in Part III in Article IV are amended as follows:

3. Section 5(b)(viii) is deleted in its entirety and the following substitute in lieu thereof:

     "(viii) incur, suffer to exist or otherwise become obligated for any debt for borrowed money, other than (1) debt in an aggregate amount of up to $10,000,0000 [SIC] under a term loan or line of credit or (2) debt in an aggregate amount of up to $20,000,000 pursuant to a convertible debt financing where such indebtedness may be converted into shares of Common Stock of the Corporation;"

          4. Section 6(e)(i) is deleted in its entirety and the following substituted in lieu thereof with the balance of Section 6(e) to remain unchanged:

          "(i) issuances upon the exercise of any Options or Convertible Securities granted, issued and outstanding on or after the Initial Issue Date to employees, officer or directors of the Corporation pursuant to any stock plan or program approved by the Board (which, in the case of any approval after the Initial Issue Date, such approval includes the Series C Director), provided, that the aggregate number of shares of Common Stock underlying all such Options and Convertible Securities does not exceed 5,150,000 shares of Common Stock outstanding;"

                          COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
           (GENERAL LAWS CHAPTER 156D, SECTION 10.06; 950 CMR 113.34)

                I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $_________________________ having been paid, said articles are deemed to have been filed with me this ___________ day of _______________________, 20__, at _____________ a.m./p.m.
                                                              time

                Effective date: ________________________________________________
                                   (must be within 90 days of date submitted)

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional
_____________   100,000 shares or any fraction thereof.
Examiner

_____________            TO BE FILLED IN BY CORPORATION
Name approval                 Contact Information:

_____________
C               Beth Felder, Esq.

_____________   Foley & Lardner, LLP, 111 Huntington Avenue
M
                Boston, MA 02199

                Telephone: 617-342-4000

                Email: _________________________________________________________

                Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.